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                                                                 EXHIBIT (17)(a)


                                      PROXY

                        VAN KAMPEN LIFE INVESTMENT TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES



        The undersigned holder of shares of beneficial ownership, par value
$0.01 per share (the "Shares"), of the XXXXXXX PORTFOLIO, a series of the VAN
KAMPEN LIFE INVESTMENT TRUST, a Delaware business trust ("LIT XXXXXXX "), hereby appoints Michael H. Santo, A. Thomas Smith and Sara L Badler, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Van Kampen Investments, Inc., 1 Parkview Plaza, Oakbrook Terrace, Illinois
60181, on April 23, 2002 at 10:30 a.m., and any and all adjournments thereof
(the "Special Meeting"), and thereat to vote all Shares which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions.

         If more than one of the proxies, or their substitutes, are present at the Special Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This Proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO
SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED
HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING.



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Account No.                 No. of Shares         Class of Shares         Proxy No.


FOR          AGAINST         ABSTAIN
-------      -------         -------         The proposal to approve the Agreement and Plan of Reorganization pursuant to
-------      -------         -------         which LIT XXXXXXX would (i) transfer all of its assets to the YYYYYYY
                                             Portfolio, a series of the Van Kampen Life Investment Trust ("LIT
                                             YYYYYYY") in exchange solely for shares of the LIT YYYYYYY and LIT
                                             YYYYYYY's assumption of the liabilities of LIT XXXXXXX, (ii)
                                             distribute such shares of YYYYYYY to the holders of shares of LIT
                                             XXXXXXX and (iii) be dissolved, all as more fully described in the
                                             Proxy/Prospectus statement.


         The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Proxy Statement for the Special Meeting to be held on April 23, 2002, 10:30 a.m. Please sign this Proxy exactly as your name or names appear on the books of LIT Strategic Stock. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each holder should sign.


--------------------------------             ----------------------------------
Shareholder signature                        2002
                                             Date

--------------------------------             ----------------------------------
Co-owner signature (if applicable)           2002
                                             Date